SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) March 27, 2009

NORTHWEST BIOTHERAPEUTICS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER	0-33393	94-3306718
JURISDICTION	(COMMISSION FILE	(I.R.S. EMPLOYER
OF INCORPORATION)	NUMBER)	IDENTIFICATION NO.)

7600 Wisconsin Avenue, Suite 750, Bethesda, MD 20814
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (240) 497-9024

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.
Entry into a Material Definitive Agreement

On March 27, 2009, Northwest Biotherapeutics, Inc. (the “Company”) received funds of $110,000 from a private investor (“INVESTOR”).  The investment is in the form of a promissory note (“NOTE”) that is an unsecured obligation of the Company and accrues interest at the rate of 6% per year. The maturity date of the Note will be two years for date of issuance.  The Note may be prepaid at the discretion of the Company at any time prior to maturity, without any prepayment penalty and at the discretion of the Company.  The Note also contains customary representations, warranties and covenants.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by this reference.

Item9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: Not Applicable

(b)	Pro Forma Financial Information: Not Applicable

(c)	Shell Company Transactions: Not Applicable

(d)	Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northwest Biotherapeutics, Inc.

By:	/s/ Alton L. Boynton
Alton L. Boynton
President and Chief Executive Officer

Date:  April 2, 2009